Exhibit (i.1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Counsel and Independent Registered Public Accounting Firm” in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A of Daily Income Fund as filed with the Securities and Exchange Commission on or about July 26, 2012.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York
July 26, 2012